Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE
RESTATED CERTIFICATE OF
INCORPORATION

OF

AMICUS THERAPEUTICS, INC.

AS OF JUNE 8, 2023

(Pursuant to § 242 of the General Corporation Law of the State of Delaware)

_________________

AMICUS THERAPEUTICS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.            A Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 5, 2007.

2.            A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 17, 2012.

3.            A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 10, 2015.

4.            A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 8, 2018.

FIRST:                  Pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”), the Board of Directors of the Corporation duly adopted resolutions on April 13, 2023 setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended; declaring said amendment to be advisable; and directing that the amendment be presented to the stockholders of the Corporation at the next annual meeting thereof. The resolution adopted by the Board provided that the Certificate of Incorporation filed on June 5, 2007, as amended January 17, 2012, June 10, 2015 and June 8, 2018, be further amended by deleting ARTICLE SIXTH and inserting the following in lieu thereof such that ARTICLE SIXTH shall read in its entirety as follows:

“SIXTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to June 5, 2007.

No officer of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as an officer, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of an officer, to the extent such liability is provided by applicable law, (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transactions from which the officer derived an improper personal benefit or (iv) in any action by or in the right of the Corporation. This Article shall not eliminate or limit the liability of an officer for any act or omission occurring prior to June 8, 2023.”

SECOND:             Pursuant to the resolution of the Board of Directors of the Corporation, the stockholders of the Corporation duly approved and adopted said amendment at a duly called annual meeting of the Corporation’s stockholders, at which meeting the necessary number of shares were voted in favor of the amendment in accordance with Sections 222 and 242 of the DGCL.

THIRD:                 This amendment shall become effective upon filing.

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THE UNDERSIGNED, being the Chief Legal Officer and Corporate Secretary of the Corporation, for the purpose of amending the Corporation’s Certificate of Incorporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 8th day of June, 2023.

AMICUS THERAPEUTICS, Inc.

By:	/s/ Ellen S. Rosenberg
Name:	Ellen S. Rosenberg
Title:	Chief Legal Officer and Corporate Secretary